THIS COMMON STOCK WARRANT, THE WARRANT EVIDENCED HEREBY, AND THE COMMON STOCK TO BE ISSUED PURSUANT TO SUCH WARRANT, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR ANY STATE SECURITIES ACTS, BUT HAS BEEN ISSUED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL EITHER (i) THE HOLDER THEREOF SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION THEREOF UNDER THE SECURITIES ACT IS NOT REQUIRED OR (ii) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT THERETO SHALL HAVE BECOME EFFECTIVE.

No. _________	Warrants for _______ Shares

VOID AFTER 5 P.M. BOISE, IDAHO TIME, ON May 15, 2027.

Warrant to Purchase

________ Shares of

Common Stock of

THUNDER MOUNTAIN GOLD, INC.

WARRANT TO PURCHASE COMMON STOCK

This is to Certify that, FOR VALUE RECEIVED, ________________________, or registered assigns ("Holder") is entitled to purchase, subject to the provisions of this Warrant, from THUNDER MOUNTAIN GOLD, INC., a  Nevada corporation ("Company"), at any time on or after May 15, 2025,  and not later that 5:00 p.m. Boise, Idaho time on May 15, 2027, YYY shares of Common Stock, $0.005 par value per share, of the Company ("Common Stock"). The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of common stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock delivered or deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock" and the exercise price of a share of common Stock in effect at any time as is adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price". Prior to any adjustments called for hereunder, the Exercise Price shall be $0.18 per share through May 15, 2027.

 (a)  EXERCISE OF WARRANT. Subject to the terms and conditions herein, this Warrant may be exercised in whole or in part at any time or from time to time on or after May 15, 2025, but not later than 5:00 p.m. Boise, Idaho, time on May 15, 2027, or if May 15, 2027 is a day on which banking institution are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise, together with payment of the Exercise Price the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

 (b) RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant.

 (c)  FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

 (1)  If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price of the common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked price for such day on such exchange; or

 (2)  If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the closing bid and asked prices reported by the National Association of Securities Dealers Automated Quotation System, Inc. (or, if not so quoted on NASDAQ, by the National Quotation Bureau, Inc.) on the last business day prior to the day of the exercise of this Warrant; or

 (3)  If the Common Stock is not so listed or admitted to unlisted trade privileges and bid and asked prices are not so reported, the current value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.

 (d)  EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may not be sold, transferred, assigned or hypothecated except with the consent of the Company, which consent shall not be unreasonably withheld. Any such assignment shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and fund sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument or assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall be the legal valid and binding obligation of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

 (e)  RIGHTS OF THE HOLDERS. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

 (f)  NOTICE.  Any notices or certificates by the Company to the Holder and by the Holder to  the Company shall be deemed delivered if in writing and delivered personally or sent by certified mail, to the Holder, addressed in care of Holder _________________________________________, at  ___________________________________________________, or if the Holder has designated, by notice in writing to the Company, any other address, to such other address, and if to the Company, addressed to it, THUNDER MOUNTAIN GOLD, INC., 11770 W. President Drive, Ste. F, Boise, Idaho 83713, United States of America. The Company may change its address by written notice to Holder and Holder may change its address by written notice to the Company.

 (g)   RESTRICTED TRANSFER.  After exercise of the Warrant granted herein, for a period of Eighteen (18) months from the date hereof, the Holder will not, offer, pledge, sell, transfer, gift, assign, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, pursuant to Rule 144 promulgated under the Act ("Rule 144") or otherwise, any shares of the Common Stock beneficially owned by the undersigned within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") that were issued pursuant to the exercise of the Warrant granted herein.

(I) Legend. All certificates representing Shares issued pursuant to exercise of this Warrant shall be endorsed with a restrictive legend reflecting paragraph (g).

(II) Effect of Violative Transfer.  Unless this Agreement is terminated as set forth in paragraph (l) or exempt under Section III below, any attempt by Holder to transfer Shares in violation of the terms of paragraph (g) of this Warrant Agreement shall be void and the Company will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares.

(III) Exempt Transfers. Except for the termination of this agreement under the provisions of  subparagraph (k), the provisions of paragraph (g)  shall not apply to (i) any transfer to the ancestors, descendants (including adopted children) or spouse of a  Restricted Shareholder upon the death of Holder; or (ii) any transfer to any other person associated or affiliated with Holder; provided that (A) the transferring Holder or his Legal Representative shall inform the Company of such transfer prior to effecting it and (B) the transferee shall furnish the Company with a written agreement to be bound by and comply with all provisions of this Agreement, which includes a restriction on transfer of such shares without the consent of the Company.  Such transferred Shares shall remain "Shares" hereunder, and such assignee or transferee shall be treated as a "Shareholder" for purposes of this Agreement.

(IV) The Holder agrees that the Company may instruct its transfer agent to impose such transfer restrictions on the shares represented by certificates bearing the legend referred to in paragraph (g) above to enforce the provisions of this Agreement and the Company agrees promptly to do so. The legend shall be removed upon termination of this Agreement. The Company agrees to bear all costs of transfer, including removal of any restrictive stock legend, issuance of new stock certificates, as well as all costs and expense of opinions of counsel under Rule 144.

(h) TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933.

(1) This Warrant or the Common Stock or any other security issued or issuable upon exercise of this Warrant, unless registered, may not be sold, transferred or otherwise disposed of except to a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or such Common Stock may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of any agreement of such person to comply with the provisions of federal and/or state securities laws with respect to any resale or other disposition of such securities.

(2) Representations and Warranties of Holder. The Holder hereby represents and warrants to the Company:

(i) The Holder understands that this Warrant Certificate and the Common Stock to be issued herein, HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, THE STATE OF NEVADA, THE STATE OF IDAHO, OR ANY OTHER STATE SECURITIES AGENCIES.

(ii) The Holder is not an underwriter and would be acquiring this Warrant Certificate and the Common Stock to be issued, solely for investment for its own account and not with a view to, or for, resale in connection with any distribution of stock within the meaning of the Federal Securities Acts, the Idaho State Securities Act, or any other applicable State Securities Acts.

(iii) The Holder understands the speculative nature and risks of investments associated with the Company, and confirms that this Warrant Certificate and the Common Stock to be issued would be suitable and consistent with its investment program and that its financial position enables it bear the risks of this investment; and that there may not be any public market for this Warrant Certificate and the Common Stock to be issued herein.

(iv) This Warrant Certificate and the Common Stock to be issued herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of to any person, without the express prior written consent of the Company, and the prior opinion of counsel for the Company, that such disposition will not violate Federal and/or State Securities Acts.  Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying, whether voluntary or not.

(v) The Holder has fully reviewed or had the opportunity to review the economic consequences of this Warrant Certificate and the Common Stock to be issued, with its attorney and/or other financial advisor, has been afforded access to the books and records of the Corporation (including tax returns) and is or has had the opportunity to become fully familiar with the financial affairs of the Corporation.

(vi) The Holder is not entitled by virtue of ownership of this Warrant Certificate to any rights whatsoever as a Shareholder of the Company either at law or in equity, including, without limitation, the right to vote and to receive dividends and other distributions.

(vii) Holder confirms that it is an "accredited investor" within the meaning of SEC Regulation "D" or the undersigned, along or together with its purchaser representative(s) has such knowledge and experience in financial and business matters that it, or Holder and such representative(s) together, are capable of evaluating the merits and risks of an investment in the Company and of making an informed investment decision.

(viii) Holder confirms that it is able (i) to bear the economic risk of the investment, (ii) to hold the Warrant and Common Stock for an indefinite period of time, and (iii) to afford a complete loss of its investment; and represents that it has adequate means of providing for its current needs and possible personal contingencies, and that it has no need for liquidity in this investment; (iv) this investment is suitable for Holder based upon its investment holdings and financial situation and needs, and this investment does not exceed ten percent of Holder's net worth; and Holder is familiar with the Company.

(i) APPLICABLE LAW. This Warrant shall be governed by, and construed in accordance with the internal laws of the state of Nevada (without reference to its rules governing the choice or conflict of laws that would cause the laws of any other jurisdiction to be applied), and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of Nevada with respect to the enforcement of any arbitration decision related to this Warrant Agreement. Any controversy arising out of, connected to, or relating to any matters herein of the transactions between the Holder and the Company (including for purposes of arbitration, officers, directors, employees, controlling persons, affiliates, professional advisors, attorneys, agents, or promoters of the Company), on behalf of the undersigned, or this Warrant Agreement, or the breach thereof, including, but not limited to any claims of violations of Federal and/or State Securities Acts, Banking Statutes, Consumer Protection Statutes, Federal and/or State anti-Racketeering (e.g. RICO) claims as well as any claims relating or deriving from Securities, or underlying securities law and any State Law claims of fraud, negligence, negligent misrepresentations, and/or conversion shall be settled by arbitration; and in accordance with this paragraph and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof in accordance with the provisions of  Nevada Law. The Purchaser waives any right to punitive damage claims.  In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom shall then select a third arbitrator, which shall constitute the three person arbitration board.  The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties. Venue for any arbitration shall lie in Boise, Idaho.

 (k) COMPLIANCE WITH THE 1933 ACT.

(1) Neither this Warrant nor the Common Stock issuable upon exercise thereof have been registered under the 1933 Act or under the laws of any state of the United States. This Warrant or the Common Stock or any other security issued or issuable upon exercise of this Warrant, may not be sold, transferred or otherwise disposed of unless registered under the 1933 or pursuant to an exemption from the registration requirements of the 1933 Act and all applicable state securities laws.

(2) By accepting this Warrant, the Holder hereby represents and warrants to the Company: that this Warrant and the Common Stock to be issued herein, have not been approved or disapproved by the United States Securities and Exchange Commission, the State of Nevada, any other state securities agencies, or foreign jurisdictions and that it's representations and warranties to the Company as set forth in paragraph (h)(2) herein are true and correct on the date hereof.

(3) The Warrants represented by this Warrant Certificate may only be exercised by or on behalf of a holder who, at the time of exercise, either:

(i) provides written confirmation that the undersigned was the original Holder and the representations and warranties made to the Company in paragraph (h)(2) herein delivered in connection with the acquisition of the Warrants remain true and correct on the Exercise Date; or

(ii) provides a written opinion of counsel, in a form and from counsel reasonably acceptable to the Company, that the Common Stock to be delivered upon exercise of the Warrants are exempt from such registration requirements, the 1933 Act and the securities laws of all applicable states of the United States.

(l) TERMINATION. This Option Certificate, in all events shall be wholly void and have no effect after 5 p.m. Boise, Idaho time on May 15, 2027.

Dated this 6th day of April, 2018.

COMPANY:

THUNDER MOUNTAIN GOLD, INC.

By:

            Eric T. Jones, President and CEO

ATTEST:

________________________________________________________
Larry Thackery, Secretary / CFO

HOLDER:

XXX

By:

Title:

[The remainder of this page is intentionally left blank]

Purchase Form to be used to exercise Warrant:

THUNDER MOUNTAIN GOLD, INC.

(a Nevada Corporation)

11770 W. President Dr., Ste. F, Boise, Idaho  83713

Date: _____________, 20____

 The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase                                           _______  shares of the common Stock of the Company called for thereby, and hereby makes payment of $                                               (at the rate of $0.10 per share of the Common Stock) in payment of the Exercise Price pursuant thereto. Please issue the shares of the Common Stock as to which this Warrant is exercised in accordance with the instructions given below.

The capitalized terms used herein have the meanings set forth in the Warrant.  In connection with the exercise of the warrant certificate, the undersigned represents as follows: (Please check the ONE box applicable):

☐ 1. The undersigned hereby certifies that (i) it was the original Holder of the Warrant at the time they  were issued, (ii) it is an Accredited Investor and (iii) the representations and warranties made to the Company in connection with the acquisition of the Warrant remain true and correct on the date of this subscription form.

☐ 2. The undersigned is delivering a written opinion of counsel to the effect that the Warrant and the Common Stock to be delivered upon exercise hereof are exempt from registration requirements of United States Securities Act of 1933 as amended (the "US Securities Act").

If any Warrants represented by this Warrant certificate are not being exercised, a new Warrant certificate will be issued and delivered with the Common Share certificates.

Signature:  ______________________________________

Signature Guaranteed:    ____________________________

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:  __________________________________________________

                                             (Print in Block Letters)

Address:  ________________________________________________

******************************************

 NOTICE: The signature to the form to exercise must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.